Exhibit 5.1

Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

August 30, 2005

RFS Holding, L.L.C.
1600 Summer Street

Stamford, Connecticut 06927

Re:          RFS Holding, L.L.C.

Registration Statement on Form S-3

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), as registrant (the “Registrant”) in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3, as amended (the “Registration Statement”) and the related base prospectus, dated as of the date hereof (the “Base Prospectus”) and the form of prospectus supplement (together with the Base Prospectus, the “Prospectus”), filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes to be issued pursuant to the Master Indenture, dated as of September 25, 2003, and as amended by the Omnibus Amendment and as further amended by Second Amendment to Master Indenture, dated as of June 17, 2004 (as amended, the “Master Indenture”), between GE Capital Credit Card Master Note Trust (the “Note Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.4 to the Registration Statement .  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

We have examined executed copies of the Registration Statement, the Master Indenture, the Indenture Supplement and the Transfer Agreement, dated as of September 25, 2003, and as amended by the Omnibus Amendment, and as further amended by the Second Amendment to Transfer Agreement, dated as of June 17, 2004 and as further amended by the Third Amendment to Transfer Agreement, dated as of November 21, 2004 (as amended, the “Transfer Agreement”),

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Independent Mexico City Correspondent:  Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

between RFSHL and the Note Trust and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”).

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at RFSHL’s direction, be sold by the Note Trust for reasonably equivalent consideration.

We have also assumed that: (i) the Transaction Documents and the Notes have been or will be duly authorized by all necessary corporate action; and (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of RFSHL and its affiliates are correct.  In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder.  We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be binding obligations of the Note Trust.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the prospectus supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP